SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2011

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e-4c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

October 18, 2011, the Board of Directors (the “Board”) of Adams Resources & Energy, Inc. (the “Company”) appointed Mr. Townes G. Pressler to the Board effective November 1, 2011 to fill the vacancy left by Mr. E. Jack Webster, Jr. (age 91), who resigned from the Board effective November 1, 2011 due to personal health matters.

Mr. Pressler, age 76, has been the president and owner of Pressler Petroleum Consultants of Houston, Texas since 1985.

As a member of the Board, Mr. Pressler will receive the standard non-employee director compensation as described under “Director Compensation” in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 5, 2011.  In his capacity as a Director, Mr. Pressler will also be indemnified by the Company pursuant to an indemnification agreement between Mr. Pressler and the Company.

There were no arrangements or understanding between Mr. Pressler and any other person pursuant to which he was selected as a director.  Mr. Pressler has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: October 19, 2011	By: /s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer